Exhibit 99.1

Chicken Soup for the Soul Entertainment Announces Series A Redeemable Perpetual Preferred Stock Offering

Shares are not Convertible into any of the Company’s Other Securities

COS COB, CT – June 13, 2018 – Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq: CSSE), a growing media company building online video on-demand (“VOD”) networks that provide positive and entertaining video content for all screens, today announced the launch of a public offering of 1,000,000 shares of its Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) at a public offering price of $25.00. The shares will not be convertible into or exchangeable for any of the company’s other securities.

The underwriters have been granted a 30-day option to purchase up to 150,000 additional shares of Series A Preferred Stock from the Company, exercisable in whole or in part, solely to cover over-allotments, at the public offering price less the underwriting discount.

The company intends to use the net proceeds from this offering for accretive merger and acquisition opportunities and general corporate purposes.

Ladenburg Thalmann & Co. Inc. is acting as sole book-running manager of the offering. The Benchmark Company and Northland Capital Markets are acting as co-managers.

A registration statement relating to the Series A Preferred Stock has been filed with the Securities and Exchange Commission but has not yet become effective. The Series A Preferred Stock may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The offering may be made only by means of a prospectus and related prospectus supplements meeting the requirements of Section 10 of the Securities Act of 1933, as amended. A copy of the prospectus and any prospectus supplement meeting such requirements relating to this offering may be obtained from any of the underwriters, including the offices of:

Ladenburg Thalmann & Co.
Attn: Syndicate Department
277 Park Avenue, 26th Floor
New York, NY 10172

212-409-2000
Email: prospectus@ladenburg.com

The Benchmark Company, LLC

Attn: Prospectus Department

150 E 58th Street, 17th floor

New York, NY 10155

212-312-6700

Email: prospectus@benchmarkcompany.com

Northland Capital Markets

Attn: Heidi Fletcher

150 South Fifth Street, Suite 3300
Minneapolis, MN 55402

800-851-2920

Email: hfletcher@northlandcapitalmarkets.com

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a growing media company with online video on-demand (“VOD”) networks that provide positive and entertaining video content for all screens. The company also curates, produces and distributes long- and short-form video content that brings out the best of the human spirit, and distributes the online content of its affiliate, A Plus. The company’s subsidiary, Screen Media, is a leading global independent television and film distribution company that owns one of the largest independently owned television and film libraries. The company also owns Popcornflix®, a popular online advertiser-supported VOD (“AVOD”) network, and four additional AVOD networks that collectively have rights to exhibit thousands of movies and television episodes. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the offering circular) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

###

INVESTOR RELATIONS

James Carbonara

Hayden IR

james@haydenir.com

(646) 755-7412

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul